Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Ron Johnson, Chief Executive Officer of Enjoy Technology, Inc. (formerly known as Marquee Raine Acquisition Group, the “Company”), and Fareed Khan, Chief Financial Officer of the Company, each hereby certifies, that, to the best of their knowledge:

1.

The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 20, 2021	By:	/s/ Ron Johnson
Ron Johnson
Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Fareed Khan
Fareed Khan
Chief Financial Officer (Principal Financial Officer)